EXHIBIT 99.1

LIFEPOINT HOSPITALS, INC.
SPECIAL MEETING OF STOCKHOLDERS
[•], 200[•]

          The undersigned hereby authorizes and appoints Michael J. Culotta and William F. Carpenter III, or either of them, with power of substitution, as proxies to vote all shares of common stock of LifePoint Hospitals, Inc. (“LifePoint”) owned by the undersigned at the Special Meeting of Stockholders to be held at [•], at [•] central time on [•], 200[•], and any postponement or adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Special Meeting:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 15, 2004, by and among LifePoint, Lakers Holding Corp., Lakers Acquisition Corp., Pacers Acquisition Corp. and Province Healthcare Company, pursuant to which LifePoint will merge with Lakers Acquisition Corp., with LifePoint continuing as the surviving entity, and each outstanding share of LifePoint common stock will be converted into one share of common stock of New LifePoint, the surviving public company in the proposed transaction.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	In the event that there are not sufficient votes for approval of Proposal 1 at the special meeting, to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies with respect to Proposal 1.

☐ FOR ☐ AGAINST ☐ ABSTAIN

          In their discretion, the proxies named above may vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

          This Proxy is solicited on behalf of the LifePoint Board of Directors.

          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Special Meeting. If no direction is made, this proxy will be voted FOR the adoption of the Merger Agreement.

Dated:	, 200[•]
Signature of stockholder
Signature if held jointly

          Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.